                                                                    Exhibit 10.3


                             DEMAND PROMISSORY NOTE



$10,200,000                                                  New York, New York
                                                             November 26, 1997


         On demand, Borrower promises to pay to the order of Lender, at its offices, the principal amount of TEN MILLION TWO HUNDRED THOUSAND DOLLARS AND NO CENTS ($10,200,000.00), together with interest (calculated on the basis of a year of 360 days for the actual number of days elapsed) on the daily unpaid principal balance hereof from the date hereof to the date of payment hereunder at a rate per annum equal to the Interest Rate on the earlier of (i) the date of demand of payment, or (ii) the Interest Period Termination Date. After the earlier of demand or the Interest Period Termination Date, the unpaid principal and accrued interest on the principal amount outstanding hereunder shall, until paid, bear interest at a rate per annum equal to the Default Interest Rate. In no event shall the interest rate hereon exceed the highest rate permitted by law.

         Upon demand of payment of the unpaid principal balance hereof together with the accrued interest thereon, at the option of Lender, all sums owed hereunder shall become immediately due and payable, in addition to any other rights and remedies Lender may have pursuant to law, this Note, or any other instruments or agreements, which rights and remedies shall be cumulative.

         No delay or omission on the part of Lender in exercising any right or remedy hereunder or in connection herewith shall operate as a waiver of such right or remedy or of any other right or remedy hereunder or in connection herewith. Any waiver of Lender's rights or remedies hereunder or in connection herewith must be in writing and signed by Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

         Borrower shall reimburse Lender on demand for any resulting loss or expense incurred by Lender as a result of Borrower's repayment or prepayment of the unpaid principal balance hereof together with the interest thereon prior to the Interest Period Termination Date, other than any repayment or prepayment pursuant to a demand by Lender for payment prior to the Interest Period Termination Date.

         Borrower represents that (i) it has legal power and right to execute and deliver this Note and to perform and observe the provisions of this Note;
(ii) by executing and delivering this Note and by performing and observing the provisions of this Note, Borrower will not violate any existing provision of its certificate of incorporation, or bylaws or any applicable law or violate or otherwise become in default under any existing contract, including any agreements for borrowed money or otherwise evidencing or relating to any Indebtedness, or other obligation binding upon Borrower; (iii) the officer or officers executing and delivering this Note on behalf of Borrower have been duly authorized to do so; and (iv) this Note, when executed, is legally binding upon Borrower in every respect.

         Borrower waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this Note. Borrower understands and agrees that this
Note is subject to and shall be governed by and according to the laws of the State of New York.

         Borrower hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect therefor, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern or Eastern Districts of New York and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address specified herein or pursuant hereto; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         For the purposes of this Note:

                  "BORROWER" means GRANT GEOPHYSICAL, INC., a Delaware corporation, and its successors and assigns; PROVIDED, HOWEVER, that Borrower may not assign or otherwise transfer any of its rights under this Note without the express written consent of Lender.

                  "DEFAULT INTEREST RATE" means that fixed rate per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) equal to the Interest Rate plus two percent (2%) per annum.

                  "INDEBTEDNESS" shall mean for any Person (i) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (ii) all obligations for the deferred purchase price of capital assets excluding trade payables, (iii) all obligations under conditional sales or other title retention agreements, and (iv) and all lease obligations which have been or should be capitalized on the books of such Person.

                  "INTEREST RATE" means a fluctuating rate per annum which shall at all times be equal to the sum of (i) the Prime Rate in effect from time to time, PLUS (ii) 2% per annum. Interest hereunder shall be paid on the date any principal amount hereof is payable.

                  "INTEREST PERIOD TERMINATION DATE" means that date determined by Lender and mutually agreed upon by Lender and Borrower which is the last day of the period selected in order to determine the Interest Rate and which shall not be more than 45 days from the date hereof.

                  "LENDER" means ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership with its main office located at 712 Fifth Avenue, 36th Floor, New York, New York 10019, and its successors and assigns.

                  "PERSON" means any natural person, corporation (which shall be deemed to include business trust), association, limited liability company, partnership, joint venture, political entity, or political subdivision thereof.

                  "PRIME RATE" means the "Prime Rate" as reported by The Wall Street Journal in its column entitled "Money Rates", such rate being the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks.

         BORROWER, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BORROWER AND LENDER IN CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

         IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note on the date first above written.

                                    BORROWER:

                                    GRANT GEOPHYSICAL, INC.



                                    By:    /s/ Larry E. Lenig, Jr.
                                       --------------------------------
                                    Name:      Larry E. Lenig, Jr.
                                    Title:     President



                                       -3-